UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2007

BJ Services Company
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10570

DE	63-0084140
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4601 Westway Park Blvd., Houston, TX 77041
(Address of principal executive offices, including zip code)

713-462-4239
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2007, BJ Services Company announced that Brian T. McCole resigned as Vice President and Controller of the Company. Effective December 5, 2007, the position of Vice President and Controller will be assumed by L. Scott Biar. Mr. Biar was employed by Stewart & Stevenson Services, Inc. from 2002 through 2006, where he most recently served as Chief Financial Officer, Treasurer and Controller. Mr. Biar is 44 years old. There are no arrangements or understandings between Mr. Biar and any other person pusuant to which he was appointed as Vice President and Controller. A copy of the Company's press release containing the Company's announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company

Date: December 03, 2007	By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith
Senior Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release announcing personnel change